SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2004

PHYSIOMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27956	77-0248588
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

FIVE BILLERICA PARK
101 BILLERICA AVENUE
N. BILLERICA, MA 01862

(Address of Principal Executive Offices) (Zip Code)

(978) 670-2422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS – NASDAQ DEFICIENCY DISCLOSURE

Nasdaq Deficiency Disclosure

The company received a letter from Nasdaq on November 20, 2003, which cited the company’s non-compliance with the requirement that the company maintain shareholder equity of a minimum of $2,500,000 under the Nasdaq Marketplace Rules.  The company completed a common stock and warrant financing that closed on December 5, 2003, resulting in the receipt of approximately $7.6 million in net proceeds by the company. The company believes that the equity provided by this transaction will be sufficient to regain compliance with the minimum shareholder equity requirement under the Nasdaq Marketplace Rules. Nasdaq will continue to monitor the on-going compliance with the shareholders equity requirement.  In the event that the company is unable to evidence compliance with the minimum shareholder equity value requirements of Nasdaq Marketplace Rules in its next periodic report to the Securities and Exchange Commission (the ‘SEC”), the company’s shares may be de-listed from the Nadaq Smallcap Market.

In the fourth quarter release furnished with this filing, the company describes the accounting treatment related to the warrants issued in the company’s common stock and warrant financing completed in December 2003, resulting in the recordation of a non-cash expense of $2,929,131.  In accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, these warrants are included as a liability and valued at fair market value until the company meets the criteria under EITF 00-19 for permanent equity.  The company believes the registration of the shares underlying the warrants will result in the classification of the value of such warrants as permanent equity under EITF 00-19.  The registration statement covering these shares was filed on Form S-3 with the SEC on December 11, 2003 and was declared effective by the SEC on February 5, 2004.  Therefore, the Company expects the value of the warrants to be classified as permanent equity commencing on the effective date of the registration statement, February 5, 2004.  As a result of the accounting treatment required by EITF 00-19, the company had an equity deficit as of December 31, 2003, but as indicated, the deficit reverted to equity at the date the registration statement was declared effective. The company believes that the disclosure related to this treatment in its next periodic filing to be filed with the SEC will be sufficient to demonstrate compliance with the minimum shareholder equity value requirement of $2,500,000 under the Nasdaq Marketplace Rules.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

Exhibit 99	Press Release issued by Physiometrix, Inc. on February 12, 2004

ITEM 9.  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition.”

On February 12, 2004, Physiometrix, Inc. issued a press release announcing financial results for its Fourth fiscal quarter.  The press release is attached as Exhibit 99 to this Form 8-K.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On February 12, 2004, Physiometrix, Inc. issued a press release announcing financial results for its fourth fiscal quarter and fiscal year ended December 31, 2003.  The full text of the press release is attached as Exhibit 99 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSIOMETRIX, INC.

	By:	/s/ Daniel W. Muehl
Daniel W. Muehl
Vice President and Chief Financial Officer

Date: February 12, 2004

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99	Press Release issued by Physiometrix, Inc. on February 12, 2004